UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2008

ZIPREALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300

Emeryville, CA 94608

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (510) 735-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Please see the response to Item 5.02)(e) below concerning the stock purchase agreement entered into between ZipRealty, Inc. (the “Company”) and Charles C. (Lanny) Baker, the Company’s Executive Vice President and Chief Financial Officer.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 11, 2008, the Compensation Committee of the Company authorized, and the Company entered into, the following agreements with Charles C. (Lanny) Baker, the Company’s Executive Vice President and Chief Financial Officer: (i) a “stand-alone” nonstatutory stock option award agreement to purchase 325,000 shares of the Company’s common stock at an exercise price equal to $2.56 per share (which was the closing price of the Company’s common stock on the date of grant), with such option to vest as to 25% on the first anniversary of the date of employment and thereafter at the rate of 1/48 per month on the first of each month, provided Mr. Baker remains employed by or in a service relationship with the Company, and subject to the standard terms applicable to the Company’s option grants; (ii) a restricted stock award agreement for 25,000 shares of the Company’s common stock, with 6,250 of the shares to vest on each of June 4, 2009 and each six months thereafter until fully vested, provided Mr. Baker remains employed by or in a service relationship with the Company; and (iii) a stock purchase agreement for Mr. Baker to purchase from the Company 80,000 shares of the Company’s common stock held in treasury at a price of $2.56 per share. The foregoing summary is subject in its entirety to the provisions of the relevant agreements, copies of which are filed as exhibits to this report.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 12, 2008, the Company filed with the Secretary of State of Delaware a Certificate of Correction to Amended and Restated Certificate of Incorporation (the “Certificate of Correction”). The Certificate of Correction was filed to correct a scrivener’s error in the Company’s Amended and Restated Certificate of Incorporation filed in connection with the Company’s initial public offering on November 15, 2004 (the “Restated Certificate”). Specifically, the Restated Certificate erroneously omitted a provision that the Company had previously authorized, and that was included in its original certificate of incorporation, that protects each of the Company’s directors, to the fullest extent permitted by the Delaware General Corporation Law, from personal liability to the Company and its stockholders for monetary damages for a breach of fiduciary duty as a director. The Certificate of Correction reinstates this provision, which is permitted under Section 102(b)(7) of the Delaware General Corporation Law. Pursuant to Section 103(f) of the Delaware General Corporation Law, the correction was effective as of November 15, 2004, except as to those persons who are substantially and adversely affected by the correction, and as to those persons the correction was effective as of December 12, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report on Form 8-K:

3.1	Certificate of Correction to Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on December 12, 2008

10.1	Stock Option Award Agreement with Charles C. Baker, dated December 11, 2008

10.2	Restricted Stock Award Agreement with Charles C. Baker, dated December 11, 2008

10.3	Stock Purchase Agreement with Charles C. Baker, dated December 11, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated: December 16, 2008	By:	/s/ Larry S. Bercovich
Larry S. Bercovich
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit	Description

3.1	Certificate of Correction to Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on December 12, 2008

10.1	Stock Option Award Agreement with Charles C. Baker, dated December 11, 2008

10.2	Restricted Stock Award Agreement with Charles C. Baker, dated December 11, 2008

10.3	Stock Purchase Agreement with Charles C. Baker, dated December 11, 2008